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                                  EXHIBIT 5.1

                               October 16, 1995

Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, OR 97124-6421

    RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

   We have examined the Registration Statement on Form S-3 to be filed by Lattice Semiconductor Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") on October 17, 1995, as thereafter amended or supplemented, (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,875,000 shares (including an option granted by the Company to the underwriters to purchase up to 375,000 shares to cover over-allotments, if any) of the common stock of the Company (the "Shares"). The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement being filed as an exhibit thereto. As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.


   It is our opinion that, upon conclusion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, the Shares, when issued and sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.


   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                       Very truly yours,

                                       /s/ Wilson, Sonsini, Goodrich & Rosati
                                       --------------------------------------
                                       WILSON, SONSINI, GOODRICH & ROSATI
                                       Professional Corporation